Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm in this Amended Registration Statement on Form S-1 of Crowdgather, Inc. for the registration of 15,906,425 shares of its common stock and to the incorporation therein of our report dated June 15, 2010, with respect to the financial statements of Crowdgather, Inc., and to the reference to our firm under the caption “Experts” in the Prospectus.

Q Accountancy Corporation

/s/ Q Accountancy Corporation
Laguna Hills, California
May 4, 2011